Exhibit 4.1

Subscription Rights Certificate Number:
Number of Common Shares and Common
Share Equivalents Held on Record Date:
Number of Rights Represented by this
Subscription Rights Certificate:
Maximum Number of Convertible Preferred
Shares for which You May Subscribe:

CENTERLINE HOLDING COMPANY

SUBSCRIPTION RIGHTS CERTIFICATE TO SUBSCRIBE FOR 11.0% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES A-1
FOR HOLDERS OF RECORD
OF COMMON SHARES OR COMMON SHARE EQUIVALENTS ON FEBRUARY 4, 2008 (THE “RECORD DATE”).

EXERCISABLE ON OR BEFORE 5:00 P.M., EASTERN TIME, ON APRIL 4, 2008, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION TIME”)

Centerline Holding Company, a Delaware statutory trust (the “Company”), is conducting a rights offering (the “Rights Offering”), which entitles the holders of eligible securities (as defined in the prospectus supplement dated March 7, 2008 (the “Prospectus”)) to receive subscription rights for eligible securities held by them at the close of business on the Record Date. As the registered owner of this certificate (the “Subscription Rights Certificate”), you are the owner of the number of subscription rights (each a “Right”) shown above. Six Rights entitle you to subscribe for one 11.0% cumulative convertible preferred share, series A-1 (each a “Convertible Preferred Share”) of the Company (the “Subscription Privilege”). You may subscribe for such Convertible Preferred Shares at the subscription price of $11.70 per share (the “Subscription Price”).

Set forth above is the number of Rights evidenced by this Subscription Rights Certificate that you are entitled to exercise pursuant to your Subscription Privilege. You have been issued one Right for each common share and common share equivalent (as defined in the Prospectus) that you held at the close of business on the Record Date. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, THE ALTMAN GROUP, INC.

THIS SUBSCRIPTION RIGHTS CERTIFICATE AND THE RIGHTS HEREUNDER ARE NON-TRANSFERABLE, EXCEPT AS DISCLOSED IN THE PROSPECTUS.

SUBSCRIPTION FOR SHARES: To subscribe for Convertible Preferred Shares pursuant to your Subscription Privilege, please complete all applicable information on the reverse side of this Subscription Rights Certificate.

 (Complete appropriate lines and section on reverse side of this Subscription Rights Certificate.)

Payment of Shares: Full payment for Subscription Privilege shares must accompany your completed Subscription Rights Certificate (or Notice of Guaranteed Delivery) before the Expiration Time. Please see the procedures described in the Prospectus under “The Rights Offering—Guaranteed Delivery Procedures” if you are utilizing the Notice of Guaranteed Delivery method. Please reference your Subscription Rights Certificate Number shown above on your certified check, cashier’s check, money order or Notice of Guaranteed Delivery.

Please send your completed Subscription Rights Certificate (or Notice of Guaranteed Delivery) and payment to the following:

To:
BY UNITED STATES MAIL: Centerline Holding Company c/o Computershare Trust Company, N.A. P.O. Box 859208 Braintree, MA 02185-9208 Attention: Voluntary Corporate Actions	BY OVERNIGHT COURIER: Centerline Holding Company c/o Computershare Trust Company, N.A. 161 Bay State Drive Braintree, MA 02184 Attention: Voluntary Corporate Actions

PLEASE FILL IN ALL APPLICABLE INFORMATION

A. Subscription Privilege(1) (6 Rights = 1 Convertible Preferred Share)	(No. of Shares)	X	$$11.70 (Price Per Share)	=	$	(Purchase Price)(2)
(1)	As described in the Prospectus, you must exercise enough Rights to purchase at least one whole Convertible Preferred Share.
(2)	Enclosed herewith or previously sent with Notice of Guaranteed Delivery.

TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Convertible Preferred Shares indicated in line “A” above upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged.

Signature(s) of Subscriber(s)

Address for delivery of a direct registration system (DRS) statement if other than shown on front

If permanent change of address, check here   ☐

Please give your telephone number (     )

Please give your email address:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Telephone Number:

IMPORTANT: Signature guarantee by (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union, is required if this Subscription Rights Certificate is not registered in your name or you are not an eligible institution:

Signature:
(Name of Bank or Firm)

Guaranteed By:
(Signature/Title)